VEDDER, PRICE, KAUFMAN & KAMMHOLZ




                                             February 27, 1996


          Kemper-Dreman Fund, Inc.
          120 South LaSalle Street
          Chicago, Illinois  60603

          Re: Rule 24f-2 for Kemper-Dreman Fund, Inc. (the "Fund") File No. 33-18477

          Ladies and Gentlemen:

               Reference is made to your Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 (the "1940 Act") on Form N-1A and all amendments thereto and the Rule 24f-2 Notice ("Notice") to be filed by you with the Securities and Exchange Commission pursuant to Rule 24f-2 under the 1940 Act for the fiscal year ended December 31, 1995. Reference is also made to the 5,009,828 shares (the "Shares") specified in said Notice as having been sold in reliance upon registration pursuant to Rule 24f-2.

               Assuming that the Fund's Articles of Incorporation dated October 14, 1987, as amended on January 25, 1988, February 26, 1988, December 28, 1990, March 24, 1992 and September 8, 1995 and the By-Laws of the Fund adopted January 13, 1988 are presently in full force and effect and have not been further amended in any respect and that the resolutions adopted by the Board of Directors of the Fund on January 13, 1988 and March 19, 1992 relating to organizational matters and the issuance of shares are presently in full force and effect and have not been amended in any respect, it is our opinion that the Shares, the registration of which the Notice makes definite in number, were legally issued, fully paid and nonassessable. In rendering this opinion, we have relied upon an Officer's Certificate executed by the Treasurer of the Fund representing that all Shares of the Fund have been issued at the net asset value determined in accordance with the Fund's prospectus.

               This opinion is solely for the benefit of the Fund, the Fund's Board of Directors and the Fund's officers and may not be relied upon by any other person without our prior written consent. We consent to the use of this opinion in connection with the aforementioned Notice to be filed pursuant to Rule 24f-2 under the 1940 Act.

                                   Sincerely,

                                   /s/Vedder, Price, Kaufman & Kammholz

                                   VEDDER, PRICE, KAUFMAN & KAMMHOLZ

          ZCOK/dd